Exhibit 10.2

June 16, 2005

Mr. John McLaughlin

89 St. Stephens Avenue

Parnell, Auckland

New Zealand

Dear John:

The letter agreement between you and Monster Worldwide, Inc. dated September 24, 2002, as amended by the letters dated April 1, 2003 and June 16, 2004 (collectively, the “Letter Agreement”), is hereby amended as follows:

1.   The reference to “period of nine months” in Section 3 of the Letter Agreement is hereby amended to read “period of twelve months”.

2. The Letter Agreement, as amended by this agreement, is hereby ratified and confirmed and remains in full force and effect.

Please sign below to indicate your agreement with the foregoing.

MONSTER WORLDWIDE, INC.

By:	/s/ Andrew J. McKelvey
Name: Andrew J. McKelvey
Title: Chairman and CEO

Accepted and Agreed:

/s/ John Mclaughlin
John Mclaughlin